                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               DEAN FOODS COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                               [DEAN FOODS LOGO]
                             3600 North River Road
                         Franklin Park, Illinois 60131

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Dean Foods Company which will be held on Tuesday, September 30, 1997, at 10:00 A.M., local time, in Oakbrook Terrace, Illinois.

  The enclosed Notice of 1997 Annual Meeting and Proxy Statement contain details concerning the business to be conducted at the Annual Meeting. The Board of Directors of the Company recommends a vote "FOR" the election of the four directors nominated to serve until the 2000 Annual Meeting of Stockholders; "FOR" the amendments to the Company's 1989 Stock Awards Plan proposed by the Board of Directors; "FOR" the increase in the maximum tax deductible amounts of certain annual incentive bonuses proposed by the Board of Directors; and "FOR" the ratification of Price Waterhouse as independent accountants of the Company for the 1998 fiscal year. As is customary, there will be a report on the Company's business, and stockholders will have an opportunity to inquire about the affairs of the Company that may be of general interest.

  Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you are unable to attend.

                                       Sincerely,

                                       [LOGO OF HOWARD M. DEAN]
                                       Howard M. Dean
                                       Chairman of the Board and
                                       Chief Executive Officer

August 22, 1997

NOTICE OF 1997 ANNUAL MEETING

The Annual Meeting of Stockholders of Dean Foods Company will be held on Tuesday, September 30, 1997, at 10:00 A.M., Central Daylight Savings Time, at the Drury Lane Oakbrook Terrace, 100 Drury Lane, Oakbrook Terrace, Illinois, for the purpose of considering and acting upon the following:

  (1) The election of four directors to serve until the 2000 Annual Meeting.

  (2) A proposal of the Board of Directors to approve amendments to the Company's 1989 Stock Awards Plan.

  (3) A proposal of the Board of Directors to approve an increase in the maximum tax deductible amounts of certain annual incentive bonuses.

  (4) Approval of the selection of Price Waterhouse as independent accountants for the Company and its subsidiaries for the fiscal year ending May 31, 1998.

  (5) Such other matters as may properly come before the meeting.

  Directions to the site of the Annual Meeting appear at the conclusion of the Proxy Statement.

  The Board of Directors has fixed the close of business on August 8, 1997, as the record date for the determination of stockholders entitled to vote at the meeting, and only holders of shares of Company Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books will not be closed. A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder of record for any purpose germane to the meeting during normal business hours at the offices of the Drury Lane Oakbrook Terrace, 100 Drury Lane, Oakbrook Terrace, Illinois, during the 10-day period preceding the meeting. A copy of the Company's Annual Report for fiscal year 1997 is concurrently being mailed to each person named in such list.

  The 1997 Annual Meeting may be postponed or adjourned from time to time without any notice other than by announcement at the meeting of any postponements or adjournments thereof, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

  Whether or not you expect to be present at the meeting, please date, sign and return the enclosed proxy, which is solicited by the Board of Directors. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                       Eric A. Blanchard
                                       Secretary

August 22, 1997

   YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY.
                                  THANK YOU.

DEAN FOODS COMPANY
3600 NORTH RIVER ROAD
FRANKLIN PARK, ILLINOIS 60131

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Dean Foods Company, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on September 30, 1997 (the "1997 Annual Meeting") and any adjournment thereof. A proxy in the accompanying form, properly executed and received by the Secretary prior to the closing of the polls on the particular matter and not revoked, will be voted FOR the election of directors as set forth therein (unless otherwise designated), and will be voted in accordance with the specifications made thereon with regard to the proposal of the Board of Directors to amend the Company's 1989 Stock Awards Plan, the proposal of the Board of Directors to increase the maximum tax deductible amounts of certain annual incentive bonuses and the proposal of the Board of Directors to approve the selection of independent accountants, or, to the extent no specification is made, will be voted in the election of directors as described under "Election of Directors" below, and will be voted FOR such amendments, FOR such increase and FOR the selection of independent accountants. A proxy with respect to any matter may be revoked at any time prior to the closing of the polls on such matter at the 1997 Annual Meeting by giving notice of revocation or a duly executed proxy bearing a later date to the Secretary prior to the closing of the polls on such matter. The approximate date of mailing this Proxy Statement is August 22, 1997. The cost of soliciting proxies will be borne by the Company. The Company will solicit proxies by mail, and directors, officers and employees of the Company may solicit proxies by telephone, telegraph, facsimile transmission or in person. The Company has retained Morrow & Company, Inc. to aid in the solicitation of proxies at a fee of $6,000 plus customary expenses.

  Only holders of Company Common Stock of record on the books of the Company at the close of business on August 8, 1997 will be entitled to vote at the meeting. On that date there were 40,566,767 shares outstanding, the holders of which are entitled to one vote per share. A majority of the outstanding shares of Company Common Stock will constitute a quorum for the transaction of business at the 1997 Annual Meeting.

  Pursuant to Delaware law, shares entitled to cast votes on a matter at the 1997 Annual Meeting which are the subject of an ABSTAIN on that matter will be treated for quorum and all other purposes relevant to that matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against that matter. Shares entitled to cast votes on a matter at the meeting which are the subject of a broker non-vote on that matter will be treated as present for quorum purposes relevant to that matter, but will not be included in determining whether a majority or other required percentage of the "shares present and entitled to vote" on that matter has been obtained.

ELECTION OF DIRECTORS

The Board of Directors consists of three classes of directors elected to serve staggered three-year terms of office. The class to be elected at the 1997 Annual Meeting consists of four directors to hold office until the 2000 Annual Meeting of Stockholders and until their successors shall have been elected and qualified. The nominees for the class to be elected are Paula Hannaway Crown, John P. Frazee, Jr., Thomas A. Ravencroft, and Janet Hill (all of whom, except Janet Hill, currently serve on the Board of Directors).

  A policy governing the retirement of Directors from the Board was adopted in 1989 and amended in 1993. Pursuant to such policy, (i) any non-employee Director who is elected as a Director of the Company prior to his/her 65th birthday and discontinues his/her principal position or identification which prevailed at the time of election must submit his/her resignation as a Director upon the request of the Corporate Governance Committee of the Board of Directors (as successor to the Nominating Committee of the Board of Directors) and the Chairman of the Board; (ii) any non-employee Director who is elected as a Director of the Company to a term expiring after his/her 70th birthday must submit his/her resignation as of the first day of the month after such birthday; (iii) any Director who is an employee of the Company or any of its subsidiaries must submit his/her resignation as a Director of the Company at the first meeting of the Board after termination of his/her employment with the Company and its subsidiaries; and (iv) notwithstanding the foregoing, a Director who is serving or has previously served as Chief Executive Officer of the Company must submit his/her resignation as a Director of the Company upon the request of a majority of the Board of Directors made at any time subsequent to one month before his/her 70th birthday.

  If the accompanying form of proxy is properly executed, the persons named as proxies therein will (unless otherwise designated) vote the shares of Company Common Stock represented by such executed proxy for the election of the four persons named below. In case any of the nominees is not a candidate at the meeting, an event which the Board of Directors does not anticipate, the enclosed proxy may be voted for a substitute nominee and (unless otherwise designated) will be voted for the other nominees named. Information supplied by the nominees and all other directors concerning their ages, business experience, and periods of service as Directors is shown below.

NOMINEES FOR ELECTION AT THE 1997 ANNUAL MEETING

FOR THREE-YEAR TERMS EXPIRING IN 2000:



PAULA HANNAWAY CROWN, Vice President of Henry Crown and
Company (a private investment company) since 1985. Director of the Company since 1992; member of Audit Committee. Age 38.
                                                                       [PHOTO]

JOHN P. FRAZEE, JR., Chairman of the Board of Directors, President and Chief Executive Officer of Paging Network, Inc. (PAGENET) (a wireless messaging communications company) since August 1997; President and Chief Operating Officer of Sprint Corporation (a telecommunications company) from March 1993 to August 1993; Chairman and Chief Executive Officer of Centel Corporation (a telecommunications company) from 1988 to 1993. Director of Nalco Chemical Company (a specialty chemical company) since 1985, Security Capital Group Incorporated (creator and operator of real estate investment trusts) since 1991, Homestead Village, Inc. (developer and operator of extended lodging properties) since 1991, and Paging Network, Inc. since 1995. Director of the Company since 1988; member of Audit and Corporate Governance Committees. Age 52.

                                                                       [PHOTO]



THOMAS A. RAVENCROFT, President--Dairy Division of the Company since 1994, Senior Vice President of the Company since 1989,
Group Vice President from 1988 to 1989 and Vice President,
Corporate Planning from 1970 to 1988. Director of the Company since 1979. Age 60.
                                                                       [PHOTO]


JANET HILL, Vice President of Alexander & Associates (a corporate consulting firm) since 1981; President of Staubach, Alexander, Hill (a commercial real estate consulting firm) since 1995. Director of First Union Bank of Virginia (a bank holding company) since 1996, Progressive Corporation (an insurance company) since 1996, and Wendy's International, Inc.
(a restaurant corporation) since 1995. Age 49.
                                                                       [PHOTO]

DIRECTORS WHOSE TERMS EXPIRE IN 1999:


EDWARD A. BRENNAN, Retired since August 1995. Chairman and
Chief Executive Officer of Sears, Roebuck and Co. from 1986 to
August 1995. Director of Minnesota Mining & Manufacturing
Company (a home product and chemical company) since 1986, AMR
Corporation (an air transportation company) since 1987, Morgan
Stanley, Dean Witter, Discover & Co. (a financial services company) since 1993, The Allstate Corporation (an insurance company) since 1993, Unicom Corporation (an electric company) since 1995, and The SABRE Group (an electronic travel-related products and services distributor) since 1996. Director of the Company since March 1996; Chairman of Audit Committee; member of Executive Committee. Age 63.
                                                                       [PHOTO]

JOHN S. LLEWELLYN, JR., Retired since January 1997. President and Chief Executive Officer of Ocean Spray Cranberries, Inc.
(marketing cooperative of cranberry and citrus growers) from 1988 to 1997. Director of the Company since 1994; Chairman of
Compensation Committee; member of Nominating and Corporate
Governance Committees. Age 62.
                                                                       [PHOTO]



PHILIP A. MARINEAU, President and Chief Operating Officer of the Company since December 1996; President and Chief Operating
Officer from 1993 to 1995, and Executive Vice President and
Chief Operating Officer from 1992 to 1993, of The Quaker Oats
Company (a diversified food company). Director of Arthur J.
Gallagher & Co. (an international broker of property/casualty and human resource risk management programs) since 1991, and Pete's Brewing Company (a craft brewer company) since 1996.
Age 50.
                                                                       [PHOTO]


RICHARD P. MAYER, Retired since 1995. Chairman and Chief
Executive Officer of Kraft General Foods North America (a diversified food company) from 1991 to January 1995; President of General Foods Corporation, 1989-1991. Director of Brown-
Forman Corporation (a liquor and wine company) since 1995 and True North Communications Inc. (an advertising agency holding company) since 1997. Director of the Company since March 1996;
member of Compensation Committee. Age 57.
                                                                       [PHOTO]

DIRECTORS WHOSE TERMS EXPIRE IN 1998:


LEWIS M. COLLENS, President of Illinois Institute of
Technology and Chairman and Chief Executive Officer of IIT
Research Institute since 1990; Dean of IIT Chicago-Kent
College of Law from 1974 to 1990. President of the Council of Presidents of the Teacher's Academy for Mathematics and Science since 1990. Director of AMSTED Industries (a manufacturer of components for the railroad and construction industries) since 1991. Director of the Company since December
1991; member of Audit and Corporate Governance Committees.
Age 59.
                                                                       [PHOTO]


HOWARD M. DEAN, Chairman of the Board of Directors of the
Company since 1989, Chief Executive Officer since 1987 and
President and Chief Operating Officer from 1970 to 1989.
Director of Ball Corporation (a diversified manufacturer of containers and hi-tech products) since 1984, Yellow
Corporation (a nationwide common carrier) since 1987 and Nalco
Chemical Company (a specialty chemical company) since 1987.
Director of the Company since 1970; Chairman of Executive
Committee. Age 60.
                                                                       [PHOTO]


BERT A. GETZ, Chairman, President and Director of Globe
Corporation (a diversified investment firm) since 1974.
Director of Ameritas Life Insurance Corporation since 1990 and
Bank of America Illinois from 1992 to 1996; member of Bank of America Illinois Advisory Board since 1996. Director of the
Company since 1989; member of Compensation and Corporate
Governance Committees. Age 60.
                                                                       [PHOTO]


ANDREW J. MCKENNA, Chairman and Chief Executive Officer and
Director of Schwarz Paper Company (a printer, converter and distributor of packaging and promotional materials) since
1964. Director of AON Corporation (an insurance holding company) since 1970, Skyline Corporation (a manufacturer of mobile homes) since 1971, Chicago National League Ball Club,
Inc. since 1981, Tribune Company (a communications company) since 1982, Chicago Bears Football Club, Inc. since 1985,
McDonald's Corporation since 1991, First National Bank of
Chicago since 1993, and First Chicago NBD Corporation since
1997. Director of the Company since 1983; Chairman of
Corporate Governance Committee; member of Executive and
Compensation Committees. Age 67.
                                                                       [PHOTO]

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

The Board of Directors held ten meetings during fiscal year 1997.

  The Audit Committee of the Board of Directors meets with management of the Company and the Company's independent accountants to discuss the scope and results of the annual audit by the independent accountants, the fees of and services to be performed by the independent accountants, and the adequacy of the Company's system of internal controls. The Audit Committee met twice in fiscal year 1997.

  The Compensation Committee of the Board of Directors reviews and recommends, subject to the approval of the Board of Directors, salaries and other forms of cash compensation of elected Company officers, grants options and other awards under the Company's 1989 Stock Awards Plan, administers such plan, the Company's Supplemental Incentive Compensation Plan and the Company's Supplemental Benefit Plan, and reviews other personnel and compensation matters with the Company's management. The Compensation Committee met three times in fiscal year 1997.

  The Corporate Governance Committee of the Board of Directors, which in fiscal year 1997 succeeded to the functions of the former Nominating Committee, is authorized to nominate individuals for election or reelection to the Board at any Annual Meeting of Stockholders and appoint individuals to fill any vacancy resulting from the resignation or retirement of a director. The Corporate Governance Committee considers suggestions regarding candidates for election to the Board submitted by stockholders in writing to the Secretary of the Company. With regard to the 1998 Annual Meeting, any such suggestion must be received by the Secretary no later than the date by which stockholder proposals for the 1998 Annual Meeting must be received as described below under the heading "Submission of Stockholder Proposals". The Corporate Governance Committee did not meet in fiscal year 1997; the candidates for election at the 1997 Annual Meeting were nominated by the Board of Directors as a whole.

  During fiscal year 1997, each director of the Company who was not a salaried officer, employee, or paid consultant was paid an annual fee of $25,000 and fees of $1,200 for each meeting of the Board of Directors attended in person, $1,000 for each committee meeting attended in person and $1,000 for each Board or committee meeting attended by telephone. Such directors were also reimbursed for their out-of-pocket expenses of attending Board and committee meetings. Under a deferred compensation plan adopted in 1982 by the Board, directors may elect to defer payment of all or a portion of their annual fees, board meeting fees and committee meeting fees until after they cease to be directors. Deferred fees, and certain other amounts credited to the directors' accounts during 1996 in connection with the termination of a 1986 directors' retirement plan, accrue interest semiannually at the average prime rate. Directors may elect to have all or a portion of their deferred fees and such other amounts credited to a Company Common Stock account in Units based upon the market value of Company Common Stock on the dates credited. Additional Units are automatically awarded based upon dividends paid on Company Common Stock. Following termination of service as a director, a director is entitled to receive in cash (paid in annual installments determined by the Compensation Committee, which administers the plan) the market value of the Company Common Stock underlying the Units in such director's Company Common Stock account.

  The following table sets forth the number of Units credited as of July 31, 1997 to the Company Common Stock Accounts for the directors who were not officers, employees, or paid consultants and who were participating in the Company's deferred compensation plan for directors. Each Unit is equivalent in value to one share of Company Common Stock.

             NAME                                               NUMBER OF UNITS
             ----                                               ---------------
      Edward A. Brennan........................................     1,817.06
      Lewis M. Collens.........................................     6,511.78
      Paula Hannaway Crown.....................................     5,418.36
      John P. Frazee, Jr. .....................................     6,045.95
      Bert A. Getz.............................................    13,849.63
      John S. Llewellyn, Jr. ..................................     2,289.31
      Andrew J. McKenna........................................    16,466.83

  During fiscal year 1997, the Board of Directors adopted the 1996 Director Stock Awards Plan, under which the Board may from time to time grant directors who are not employees of the Company or any of its subsidiaries non-qualified options to purchase shares of Company Common Stock at the market value on the date of grant and/or restricted Company Common Stock. The maximum number of shares which may be issued under the Plan is 100,000 (subject to adjustment).

  Pursuant to the Plan, during fiscal year 1997 non-qualified options at $29.00 per share were granted as follows: Mr. Brennan--3,000 shares; Mr. Collens--3,000 shares; Ms. Crown--3,000 shares; Mr. Frazee--3,000 shares; Mr. Getz--3,000 shares; Mr. Llewellyn--3,000 shares; Mr. Mayer--3,000 shares; and Mr. McKenna--3,000 shares. Each option has a term of ten years, but, if earlier, will expire five years after the optionee terminates his or her service with the Board of Directors. Subject to acceleration in the event of a "change in control" (defined the same as in the agreements described below under the heading "Change in Control Agreements") or the optionee's death or disability while a director, each option becomes exercisable over four years at the rate of 25% per year, commencing one year after the date of grant, provided the optionee is still a Company director and not an employee of the Company or any of its subsidiaries. Upon exercise of an option, the Company is obligated to make a cash payment to the optionee to compensate him or her for the tax liability incurred in connection with the exercise thereof. In the event of a change in control (as so defined), the optionee may, during the succeeding 90 days, in lieu of exercising the option, surrender it to the Company in return for a cash payment equal to the excess of the highest fair market value, during the thirty days preceding or succeeding the event, of the shares for which the option is then exercisable over their exercise price, plus an amount sufficient to compensate the optionee for the individual income tax liability incurred in connection with the surrender of such option.

EXECUTIVE COMPENSATION

The following tables and text discuss the compensation paid in fiscal year 1997 and the two prior fiscal years to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company serving at the end of fiscal year 1997, and one former executive officer of the Company.

                          SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                               --------------------------
                                    ANNUAL COMPENSATION                           AWARDS      PAYOUTS
                         ----------------------------------------------------- -------------  -----------
                                                                                SECURITIES
                                                                                UNDERLYING      LTIP       ALL OTHER
        NAME AND                                               OTHER ANNUAL    OPTIONS/SARS   PAYOUTS     COMPENSATION
   PRINCIPAL POSITION    YEAR    SALARY($)    BONUS($)      COMPENSATION($)(9)      (#)         ($)           ($)
   ------------------    ----    ---------    --------      ------------------ -------------  ----------- ------------
Howard M. Dean           1997    $568,037     $637,338             --                119,451      326,923  $   38,067(10)
 Chairman of the Board   1996    $568,037     $157,886             --                 25,200          --   $   39,178
 and Chief Executive     1995    $524,342     $335,579             --                 21,000          --   $   13,721
 Officer
Philip A. Marineau       1997(1) $312,500     $276,863(7)          --                 39,962          --   $    3,300(10)
 President and Chief     1996         --           --              --                    --           --          --
 Operating Officer       1995         --           --              --                    --           --          --
 (since December 6,
 1996)
Thomas L. Rose           1997(2) $229,587     $365,382             --                 69,352          --   $2,681,429(10,11)
 President and Chief     1996    $382,828     $ 96,173(7)          --                 18,216          --   $   78,762
 Operating Officer       1995    $361,842     $226,192             --                 12,500          --   $  103,462
 (until December 6,
 1996)
Thomas A. Ravencroft     1997    $277,859(4)  $290,699(7)          --                 43,974       68,130  $   15,141(10)
 Senior Vice President   1996    $241,616(5)  $ 70,646(7)          --                 11,050          --   $   14,455
 and President--Dairy    1995    $219,267(6)  $160,729(7)          --                  4,375          --   $    6,271
 Division
William R. McManaman     1997    $295,696     $261,975(7)          --                 28,432          --   $   16,753(10)
 Vice President--Finance 1996(3) $171,415     $120,750(7,8)        --                 12,150          --          --
 and Chief Financial     1995         --           --              --                    --           --          --
 Officer
Jeffrey P. Shaw          1997    $203,061     $162,670(7)          --                 22,805       68,130  $    9,150(10)
 Group Vice President--  1996    $203,061     $ 23,539(7)          --                  7,399          --   $   12,957
 Vegetables and          1995    $180,000     $160,165(7)          --                  4,375          --   $    5,424
 President of Dean Foods
 Vegetable Company

--------
 (1) Mr. Marineau became employed by the Company, as President and Chief Operating Officer, as of December 6, 1996.

 (2) Mr. Rose retired from employment with the Company on December 31, 1996.

 (3) Mr. McManaman became employed by the Company, as Vice President--Finance and Chief Financial Officer, as of October 16, 1995.

 (4) Includes $8,000 of deferred compensation.

 (5) Includes $96,000 of deferred compensation.

 (6) Includes $88,200 of deferred compensation.

 (7) Pursuant to the Company's 1989 Stock Awards Plan, eligible employees may elect to receive Company Common Stock in lieu of all or a portion of incentive cash bonuses otherwise payable to them. At the time of issuance, the shares have a fair market value equal to 115% of the cash bonus which the employee elects to receive in Company Common Stock. The bonuses reflected include the fair market value of such shares in excess of the bonus amounts which the executive elected to receive in Company Common Stock.

 (8) Mr. McManaman's first year bonus was agreed to by the Company at the time he was employed.

 (9) The Securities and Exchange Commission ("SEC") rules regarding executive compensation do not require disclosure unless the amount of such other annual compensation for a fiscal year is greater than or equal to either $50,000 or 10 percent of the total annual salary and bonus for such fiscal year reported for the named executive officer, whichever is less.

(10) Consists of matching contributions (Mr. Dean: $2,375; Mr. Rose: $241; Mr.
     Ravencroft: $3,184; Mr. McManaman: $2,730; and Mr. Shaw: $2,258) and other contributions (Mr. Dean: $3,300; Mr. Marineau: $3,300; Mr. Rose:
     $61; Mr. Ravencroft: $3,300; Mr. McManaman: $3,300; and Mr. Shaw: $3,300) for eligible covered employees made by the Company pursuant to the Dean Foods Company Investment and Profit Sharing Plan, and accruals (Mr. Dean:
     $32,392; Mr. Rose: $5,959; Mr. Ravencroft: $8,657; Mr. McManaman:
     $10,723; and Mr. Shaw: $3,592) for the lump sum payments at retirement under the Dean Foods Company Supplemental Benefit Plan described under "Retirement Benefits" below and, in the case of Mr. Rose, the amount described in Footnote 11 below.

(11) Includes $55,500 paid by the Company as the fourth of five annual installments to provide Mr. Rose with a relocation allowance. The $55,500 paid to Mr. Rose in fiscal year 1997 reimbursed him for additional home mortgage interest and taxes relating to Mr. Rose's move during fiscal year 1995 from Rockford, Illinois to the Chicago metropolitan area. Also includes a supplemental lump sum retirement payment and consulting, non-compete and severance payments (but not payment of full bonus for fiscal
     1997) made and to be made, and the value of continuing life, health and dental insurance, leased car, financial consulting services and country club dues reimbursement provided and to be provided, by the Company to Mr. Rose in connection with his retirement after 42 years of service with the Company, aggregating up to $2,625,627. Does not include lump sum distributions to Mr. Rose in connection with his retirement pursuant to the terms of the Company's Salaried Employees Pension Plan and the Company's Supplemental Benefit Plan. In connection with Mr. Rose's retirement, the Company amended his outstanding stock options to accelerate their exercisability, and in the case of his incentive stock options (in exchange for a 20% reduction in the number of shares subject thereto), converted them to non-qualified options that include an obligation of the Company to compensate him for the tax liability incurred in connection with the exercise thereof and extended their exercisability.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                         POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                     ANNUAL RATES OF STOCK PRICE APPRECIATION FOR
                                                                               OPTION TERM (10 YEARS)(5)
                                                                    -------------------------------------------------
                                     INDIVIDUAL GRANTS                      5% ($)                  10% ($)
                         ------------------------------------------ ----------------------- -------------------------
                         NUMBER OF   % OF TOTAL
                         SECURITIES   OPTIONS                        POTENTIAL               POTENTIAL
                         UNDERLYING  GRANTED TO EXERCISE             PRICE PER   AGGREGATE   PRICE PER   AGGREGATE
                          OPTIONS    EMPLOYEES  OR BASE              SHARE AT    POTENTIAL   SHARE AT    POTENTIAL
                          GRANTED    IN FISCAL   PRICE   EXPIRATION EXPIRATION  REALIZABLE  EXPIRATION  REALIZABLE
  NAME                      (#)         YEAR     ($/SH)     DATE       DATE        VALUE       DATE        VALUE
  ----                   ----------  ---------- -------- ---------- ----------- ----------- ----------- -------------
Howard M. Dean..........   30,318(1)    4.4%     $22.87   07/26/06    $   37.25  $   435,973  $   59.32 $   1,105,091
                           45,173(2)    6.5%     $27.50   07/26/06    $   37.25  $   440,437  $   59.32 $   1,437,405
                           43,960(3)    6.3%     $32.00   07/26/06    $   37.25  $   230,790  $   59.32 $   1,200,987
Philip A. Marineau......   25,462(1)    3.7%     $27.50   12/02/06    $   44.79  $   440,238  $   71.33 $   1,115,999
                           14,500(4)    2.1%     $27.50   12/02/06    $   44.79  $   250,705  $   71.33 $     635,535
Thomas L. Rose..........   17,602(1)    2.5%     $22.87   07/26/06    $   37.25  $   253,117  $   59.32 $     641,593
                           26,227(2)    3.8%     $27.50   07/26/06    $   37.25  $   255,713  $   59.32 $     834,543
                           25,523(3)    3.7%     $32.00   07/26/06    $   37.25  $   133,996  $   59.32 $     697,288
Thomas A. Ravencroft....    5,855(4)    0.8%     $22.87   07/26/06    $   37.25  $    84,195  $   59.32 $     213,415
                            6,354(1)    0.9%     $22.87   07/26/06    $   37.25  $    91,371  $   59.32 $     231,603
                           16,099(2)    2.3%     $27.50   07/26/06    $   37.25  $   156,965  $   59.32 $     512,270
                           15,666(3)    2.3%     $32.00   07/26/06    $   37.25  $    82,247  $   59.32 $     427,995
William R. McManaman....    3,175(4)    0.5%     $22.87   07/26/06    $   37.25  $    45,657  $   59.32 $     115,729
                            4,610(1)    0.7%     $22.87   07/26/06    $   37.25  $    66,292  $   59.32 $     168,035
                           10,464(2)    1.5%     $27.50   07/26/06    $   37.25  $   102,024  $   59.32 $     332,964
                           10,183(3)    1.5%     $32.00   07/26/06    $   37.25  $    53,461  $   59.32 $     278,200
Jeffrey P. Shaw.........    3,870(4)    0.6%     $22.87   07/26/06    $   37.25  $    55,651  $   59.32 $     141,062
                            2,611(1)    0.4%     $22.87   07/26/06    $   37.25  $    37,546  $   59.32 $      95,171
                            8,273(2)    1.2%     $27.50   07/26/06    $   37.25  $    80,662  $   59.32 $     263,247
                            8,051(3)    1.2%     $32.00   07/26/06    $   37.25  $    42,268  $   59.32 $     219,953

--------
(1) Non-qualified option granted under the Company's 1989 Stock Awards Plan at an exercise price equal to the market price on the date of grant. Such option becomes exercisable over four years at the rate of 25% per year, commencing one year after the date of grant, subject to acceleration in the event of a "change in control" of the Company (defined the same as in the agreements described below under the heading "Change in Control Agreements"). Under the option as originally granted, the Company was obligated to compensate the optionee for the tax liability incurred in connection with the exercise of such option, but not in excess of the aggregate increase in the market value of the shares after the date of grant.

(2) Non-qualified option granted under the Company's 1989 Stock Awards Plan with the same terms as the non-qualified option described in Footnote 1 above except the exercise price. The exercise price of this option exceeded the market price on the date of grant by approximately 20%.

(3) Non-qualified option granted under the Company's 1989 Stock Awards Plan with the same terms as the non-qualified option described in Footnote 1 above except the exercise price. The exercise price of this option exceeded the market price on the date of grant by approximately 40%.

(4) Incentive stock option granted under the Company's 1989 Stock Awards Plan at an exercise price equal to the market price on the date of grant. Such option becomes exercisable over four years at the rate of 25% per year, commencing one year after the date of grant, subject to acceleration in the event of a "change in control" of the Company (defined the same as in the agreements described below under the heading "Change in Control Agreements").

(5) The potential prices per share at expiration date and aggregate potential realizable values result from calculations assuming 5% and 10% growth rates in share price as prescribed by the SEC and are not intended to forecast future price appreciation of Common Stock of the Company nor the actual value that the named executives will realize. Executives will realize the indicated values only if the price of Company Common Stock appreciates by the hypothetical annual percentage increases indicated.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                                         NUMBER OF              VALUE OF
                                                   SECURITIES UNDERLYING       UNEXERCISED
                                                        UNEXERCISED           IN-THE-MONEY
                                                      OPTIONS/SARS AT         OPTIONS/SARS
                                                        FY-END (#)            AT FY-END ($)
                      SHARES ACQUIRED    VALUE         EXERCISABLE/           EXERCISABLE/
NAME                  ON EXERCISE (#) REALIZED ($)     UNEXERCISABLE        UNEXERCISABLE(1)
------------------------------------------------------------------------------------------------
Howard M. Dean                0           $ 0        116,867 / 156,532   $1,237,567 / $1,610,815
Philip A. Marineau            0           $ 0               0 / 39,962   $          0 / $434,587
Thomas L. Rose                0           $ 0              128,023 / 0   $        1,307,560 / $0
Thomas A. Ravencroft          0           $ 0          28,454 / 55,820   $    302,453 / $583,531
William R. McManaman          0           $ 0           3,037 / 37,545   $     34,941 / $404,264
Jeffrey P. Shaw               0           $ 0          12,821 / 31,360   $    134,942 / $326,650

--------
(1) Based upon a 1997 fiscal year end Company Common Stock price of $38.375 per share.

EMPLOYMENT AGREEMENT

On December 2, 1996, the Company entered into an employment agreement with Philip A. Marineau in connection with his becoming employed by the Company as its President and Chief Operating Officer. At that time, the Company granted options to Mr. Marineau as described above under the heading "Option/SAR Grants in Last Fiscal Year." The employment agreement provides for a minimum annual salary of $625,000, participation in the Company's Supplemental Benefit Plan and (in some instances on specified bases) in excess personal liability insurance coverage and other Company benefit programs, and an agreement of the kind described below under the heading "Change in Control Agreements". The agreement is for a term of three years, but may be terminated by Mr. Marineau earlier in certain circumstances. Subject to certain exceptions and to variations in the event of termination on account of death or disability, during the two years following his employment Mr. Marineau will receive $625,000 per year and he and his dependents will be entitled to continuing participation in the Company's health care program. The agreement includes non-competition, non-solicitation and confidentiality obligations on the part of Mr. Marineau which survive its termination.

RETIREMENT BENEFITS

A majority of the Company's salaried employees, including salaried employees of certain wholly-owned subsidiaries, are covered under the Dean Foods Company Salaried Employees Pension Plan, a qualified defined benefit plan to which only the Company and such subsidiaries contribute. Benefits are based upon the following: (a) for years of service through 1985, a participant's highest average "qualifying earnings" paid during five consecutive years out of the last 15 years of service (including earnings for years after 1985) and (b) for years of service after 1985, the sum of the benefits accrued for each year of service by the participant based on "qualifying earnings" in each such year, except that benefits relating to a participant's service at an entity acquired by the Company may be based on a slightly different formula which takes into account the pension benefits for service covered under the acquired entity's plan prior to the date such plan was merged into the Company's pension plan. "Qualifying earnings" for any year means total compensation (excluding bonuses for years of service prior to 1995 and excluding deferred compensation for all years), subject to such year's limit applicable to tax-qualified retirement plans ($235,840 for calendar year 1993; $150,000 for each of calendar years 1994, 1995 and 1996; $160,000 for calendar year 1997; and indexed for each year thereafter). In the case of executives named in the Summary Compensation Table, qualifying earnings are the equivalent of "Salary", excluding amounts described in Footnotes 4 through 6 to such Table, plus "Bonus". Benefits are integrated with Social Security on a step-rate basis with the following integration levels: (a) for benefits earned through 1985, $10,200 and (b) for benefits earned thereafter, Social Security covered compensation. Annual benefits payable from the plan are currently subject to a limit of $125,000 under the Internal Revenue Code of 1986, as amended. Such limit is subject to additional upward adjustments for cost-of-living increases each year.

  In January 1981, because a substantial portion of the compensation for elected officers of the Company did not then qualify as pension plan earnings, the Board of Directors adopted the Dean Foods Company Supplemental Benefit Plan to provide for the payment of supplemental retirement benefits. Under the plan as amended, each officer and each of certain other highly compensated employees (or the officer's or employee's designated beneficiary) is entitled to receive an additional monthly retirement benefit and a lump sum retirement benefit. The additional monthly retirement benefit, which is payable in the event the employee's employment with the Company is terminated on account of death or after five years of service, is equal to the excess of what the employee's (or beneficiary's) monthly benefit under the Salaried Employees Pension Plan would have been without regard to Internal Revenue Service limitations over the employee's (or beneficiary's) actual monthly benefit under such Plan. The lump sum retirement benefit, which is payable in the event the employee's employment with the Company is terminated on account of death or after five years of service (or, at a proportionately reduced amount, in the event of fewer years of service), is equal to the sums of amounts credited to the employee's account annually during the employee's participation in the plan together with interest on credited amounts accrued annually at eight percent (8%). The amount credited annually equals (i) a percentage set by the Board of Directors (2.2% during 1996 and 2.6% during 1997) of the excess of the employee's qualifying earnings for such year under the Dean Foods Company Investment and Profit Sharing Plan determined without regard to such year's limit applicable to tax-qualified retirement plans over such limit, plus (ii) provided the employee makes his or her maximum matchable contribution to that Plan for such year, the amount of the matching contribution the Company would have made under that Plan with respect to the excess described in clause (i) had there been no limit on qualifying earnings applicable to tax-qualified retirement plans. For officers who were participants in the plan on October 1, 1996, under "grandfather" provisions added in connection with amendments to the plan effective that date, the additional monthly retirement benefits will not be reduced from what they would have been but for such amendments.

  Currently, Messrs. Dean, Marineau, Ravencroft, McManaman, Shaw and 16 other executive officers participate in the plan. Prior to his retirement, Mr. Rose also participated.

  Total estimated annual benefits for the executive officers, other than Mr. Rose, named in the Summary Compensation Table are shown below. The benefits shown for them (i) are based on each executive officer's current compensation,
(ii) are assumed payable under the plan options providing benefits for the life of the employee only, and (iii) are based on service through normal retirement age (age 65). Pension benefits may be payable prior to age 65 upon early retirement, disability or death.

                              PENSION PLAN TABLE

                                                              ESTIMATED ANNUAL
              NAME                                            PENSION AT AGE 65
              ----                                            -----------------
      Howard M. Dean.........................................     $757,153
      Philip A. Marineau.....................................     $191,541
      Thomas A. Ravencroft...................................     $365,322
      William R. McManaman...................................     $205,706
      Jeffrey P. Shaw........................................     $216,975

  Based on each executive officer's current compensation and the current percentage set by the Board of Directors, and on service through normal retirement age (age 65), the estimated lump sum payments under the Supplemental Benefit Plan at retirement for the executive officers, other than Mr. Rose, named in the Summary Compensation Table are: Mr. Dean: $470,000; Mr.
Marineau: $780,000; Mr. Ravencroft: $105,000; Mr. McManaman: $385,000; and Mr.
Shaw: $575,000.

  Upon his retirement from the Company on December 31, 1996, Mr. Rose became entitled to an annual pension of $161,825 (in lieu of which he elected under the terms of the plans to receive an actuarially equivalent lump sum payment) and a lump sum of $107,183.

CHANGE IN CONTROL AGREEMENTS

The Company is a party to agreements with Messrs. Dean, Marineau, Ravencroft, McManaman and Shaw and 16 other executive officers which provide that in the event of such executive's voluntary or involuntary termination of employment (other than retirement at or after his or her "normal retirement date", or termination for "good cause", or death, or being "permanently disabled" for six months, as such terms are defined in the agreements) within two years after a "change in control" of the Company, he or she will promptly be paid
(i) accrued salary and vacation pay, (ii) any unpaid bonus for the preceding year and (iii) the equivalent of base salary, annual bonus and the value of certain financial planning and tax preparation services for two years (or, if less, for the period until his or her normal retirement date), based on levels during the preceding year. In addition, during the two years following such termination (or any lesser period until the executive's death or normal retirement date), the Company will maintain all life insurance, dental, medical, health and accident and disability plans, programs or arrangements in which the executive was entitled to participate immediately prior to the change in control (or will arrange for substantially the same benefits); and at the expiration of such period will provide the executive with at least the same life insurance and health coverage to which he or she would be entitled if he or she retired at that time with fifteen years of service; in each case subject to offset for any substantially similar benefits provided by any new employer. The executive will also be given credit under the Dean Foods Company Salaried Employees Pension Plan (or any successor plan) and Supplemental Benefit Plan for service during such period, and his or her compensation for purposes of such plans will reflect the payments referred to above. To the extent such credit or calculation of compensation is not permitted by the terms of a plan, the present value of the benefit he or she would otherwise receive will be paid to him or her promptly after termination of employment. In the event the payments to the executive on account of accrued amounts and additional salary, bonus and financial planning and tax preparation services, either alone or together with other amounts the executive would have the right to receive from the Company, would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and if the reduction of such payments would result in no portion of such payments or other amounts being subject to the excise tax imposed by Section 4999 of the Code and in no disallowance of a deduction by the Company pursuant to Section 280G(a) of the Code, such payments are to be reduced to the extent necessary to accomplish such results. The Company has agreed to reimburse the executive for legal fees and expenses incurred by him or her in enforcing any right or benefit provided by his or her agreement.

  For purposes of the agreements, a "change in control" of the Company occurs if: (i) there is a change in control that would be required to be reported under Item 5(f) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended, (ii) any person, entity or group is, directly or indirectly, the beneficial owner of securities representing 20% or more of the Company's combined voting power, (iii) a majority of the members of any class of Company directors are persons not nominated or elected by the Board of Directors or (iv) the Company (or any substantial portion of its assets) is combined with or acquired by another person or entity. However, no "change in control" occurs on account of: (i) any transaction or series of transactions which has been approved in advance by a majority of the Board of Directors (exclusive of directors employed or otherwise affiliated with the person or entity seeking the change in control), (ii) certain acquisitions by underwriters in connection with underwritten public offerings or (iii) any acquisition by any defined contribution plan qualified pursuant to the Code maintained for the benefit of employees of the Company and/or its subsidiaries.

  In return for the benefits provided by his or her agreement, each executive agrees to continue to perform the regular duties of his or her current office (and/or such duties of such other positions to which he or she may be elected or assigned), subject to termination of employment by the Company at any time and to resignation by him or her at any time on at least three months' prior written notice or on his or her normal retirement date on 30 days' prior written notice.

  The Company may terminate any agreement, as of and with respect to any change in control occurring after a date at least two years after notice of termination, by written notice to the executive.

  These agreements may be regarded as having an "anti-takeover" effect.

     COMPARISON OF FIVE YEAR (1) CUMULATIVE TOTAL RETURN (2) OF DEAN FOODS
          COMPANY COMMON STOCK, S&P 500 INDEX AND S&P FOODS INDEX (3)



                             [GRAPH APPEARS HERE]



Measurement Period             DEAN            S&P
(Fiscal Year Covered)        FOODS CO.         500       S&P FOODS
-------------------          ----------     ---------    ---------
Measurement Pt-
FYE  5/31/92                 $100           $100         $100
FYE  5/31/93                 $110           $112         $105
FYE  5/31/94                 $116           $116         $104
FYE  5/31/95                 $122           $140         $131
FYE  5/31/96                 $109           $180         $155
FYE  5/30/97                 $174           $232         $204

--------

(1) Compares fiscal years ending on or about May 31st of the years indicated.

(2) The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on June 1, 1992 in Dean Foods Company Common Stock, and in each of the Standard & Poors ("S&P") 500 Index and the S&P Foods Index, both of which are published industry indices.

(3) Companies in the S&P Foods Index are as follows: CPC International, Inc., Campbell Soup Company, ConAgra Inc., General Mills, Inc., The H. J. Heinz Company, Hershey Foods Corporation, Kellogg Company, The Quaker Oats Company, Ralston Purina Company, Sara Lee Corporation, Unilever N.V., and Wm. Wrigley, Jr. Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal year 1997 consisted of Messrs. Llewellyn (Chair), Getz, Mayer and McKenna, none of whom is a former or current officer or employee of the Company or any of its subsidiaries. There were no interlocks or relationships requiring disclosure under applicable SEC rules.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of the Company (the "Committee") is composed of four directors, none of whom is a former or current officer or employee of the Company or any of its subsidiaries. The Committee reviews and recommends, subject to the approval of the Board of Directors, the Company's compensation policies and programs. In its deliberations, the Committee receives and considers recommendations from Mr. Dean, the Company's Chairman and Chief Executive Officer. However, Mr. Dean is not present during any deliberations directly involving his compensation.

  The Company's compensation policies are designed to attract and retain highly capable executives and provide performance incentives for such executives. The ultimate objective of the Company's compensation policies and programs is to increase stockholder value by linking management's compensation to the Company's performance. Accordingly, a Company executive's total cash compensation will vary in relation to the Company's performance, the financial performance of those business operations in which the executive is most directly involved, if applicable, individual achievement and other factors. In addition, the grant of stock options and performance shares awards to Company executives is considered an effective incentive for the creation of shareholder value, since the value of stock options is directly linked to increases in the per share price of Company Common Stock and the value of performance shares awards is directly linked to the Company's financial performance and the per share price of Company Common Stock.

  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of certain compensation paid to the Chief Executive Officer and the other four highest paid executive officers at the end of each fiscal year, with respect to fiscal years commencing on or after January 1, 1994. Compensation paid pursuant to programs meeting certain specified requirements is exempted from this limitation. The Committee has taken and intends to continue to take actions, including seeking stockholder approval, to ensure that the Company's executive compensation programs meet such requirements, except in those cases where the Committee believes stockholder interests are best served by retaining flexibility of approach.

  In conformance with the foregoing compensation philosophy, the total annual compensation for executives of the Company and its subsidiaries is determined under three principal compensation programs--base salary, annual incentive bonuses and stock-based awards granted under the Company's 1989 Stock Awards Plan. These three compensation programs, as implemented for the 1997 fiscal year, are described below.

  Base Salary. An executive's base salary is determined after a review of external comparisons using studies prepared by compensation consulting firms, other salary surveys and internal comparisons against peers. Such data may or may not include some of the companies reflected in the S&P Foods Index used in the stock performance graph above. Base salaries, in general, are intended to correspond to the median of the base salaries paid by comparable companies to their executives in comparable positions. Salary reviews typically occur once a year. Adjustments may be made to base salary for geographic disparities in the cost of living, salary anomalies resulting from acquisitions, individual potential for advancement and other factors.

  Incentive Bonuses. Annual incentive bonuses are paid pursuant to three discretionary programs.

  The first program, established under the 1989 Stock Awards Plan, provides for bonuses based on one or more Company financial performance criteria established by the Compensation Committee during the first ninety days of the fiscal year. For bonuses payable under this program for the 1997 fiscal year and the current fiscal year, the financial performance criterion is return on invested capital. In no event may the bonus amount paid to an executive under this bonus program for a fiscal year exceed $950,000 ($1,500,000 if the proposal of the Board of Directors described below under the heading "Proposal to Increase Maximum Tax Deductible Amounts of Certain Annual Incentive Bonuses" is approved). Under a second incentive bonus program, which is not part of the 1989 Stock Awards Plan, executives participating in the first program may receive additional annual bonuses based primarily, if not exclusively, on the achievement of personal performance goals set during the first ninety days of the fiscal year.

  Such bonuses are payments calculated as percentages of an executive's base salary. Generally, a target total bonus for both programs is determined for each executive ranging from 50% to 85% of base salary depending upon the executive's position and scope of responsibility. It is intended that, if certain performance goals are achieved, an executive's total cash compensation will be competitive. A majority of the aggregate annual incentive bonuses paid for the 1997 fiscal year to executives who participated in the foregoing bonus programs consisted of the Company financial performance-based bonus.

  Under a separate cash bonus plan, the Company pays bonuses to certain other executive officers who have primary responsibilities within a particular operating subsidiary or division of the Company and who normally do not participate in the programs described above. Under this plan, the bonus amounts are based upon achievement of return on invested capital targets and individual performance goals established each year by the Company's senior management.

  For fiscal year 1997, bonuses for executive officers ranged from approximately 43% to 112% of their base salaries and their total cash compensation ranged from less than the 50th percentile to the 75th percentile of such total cash compensation paid by comparable companies to their executives in comparable positions.

  Executives also have the opportunity to receive, in lieu of cash, all or a portion of their annual incentive bonuses in the form of Company Common Stock having a fair market value on the date of the award of 115% of that portion of the bonus elected to be received in Company Common Stock. This feature is designed to further encourage Company Common Stock ownership by Company executives. Of the aggregate annual incentive bonus amounts granted by the Company to executives for fiscal year 1997, 41.5% was issued in the form of Company Common Stock.

  Stock-Based Awards. Under the Company's 1989 Stock Awards Plan, executives may be granted stock options, stock bonus awards, stock appreciation rights, restricted stock, performance shares awards and other equity-related awards. It is the Committee's belief that Company executives are more effectively motivated to manage the Company's business in the best interest of its stockholders when such executives possess an ownership interest in the Company parallel to the stockholders. It has been the Committee's practice to utilize incentive stock options, non-qualified options and equity-related bonus awards to achieve commonality of interest with the stockholders in the long-term performance of the Company.

  The number of options and performance shares already held by a particular executive is not a factor in determining the number of options and performance shares granted. Generally, the aggregate value of stock options and performance shares awards granted to a particular executive is determined with reference to the median aggregate value of stock-based compensation awarded to a survey group of company executives having similar responsibilities. The survey group was developed by a nationally recognized compensation consulting firm using survey data relating to executives of companies with gross revenues comparable to those of the Company. Such survey group may or may not have included some of the companies reflected in the S&P Foods Index used in the stock performance graph above.

  During fiscal year 1997, stock option grants were made to executives by the Compensation Committee.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

The base salary of Howard M. Dean during fiscal year 1997 was established in accordance with the Company's compensation policy for base salaries described above. Mr. Dean's base salary fell between the 25th and 50th percentiles of base salaries paid by the survey group during calendar 1996.

  Mr. Dean's combined base salary and incentive bonuses for fiscal year 1997 was at approximately the 50th percentile for total compensation paid to CEOs in the survey group previously noted. Stock options were awarded to Mr. Dean in fiscal year 1997 having an aggregate value at the median value of stock-based compensation awarded to CEOs in the survey group.

                                          John S. Llewellyn, Jr., Chairman
                                          Bert A. Getz
                                          Richard P. Mayer
                                          Andrew J. McKenna

                                          Members of the Compensation
                                           Committee

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of August 8, 1997, information with respect to the Company Common Stock beneficially owned by: (i) any person known by the Company to be the beneficial owner of more than five percent of the outstanding Company Common Stock, (ii) each director and each nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and officers of the Company as a group. Each of the directors had, as of such date, sole voting and disposition power as to the shares shown in the table as beneficially owned by him or her, other than those shown as being shares as to which beneficial ownership is disclaimed.

                                                          SHARES
                                                       BENEFICIALLY      PERCENT
         NAME AND ADDRESS OF BENEFICIAL OWNER             OWNED          OF CLASS
---------------------------------------------------------------------------------
Lydia M. O'Connor, c/o Stuart Levin & Associates,
 P.C.,
 255 Revere Drive, Suite 110, Northbrook, IL 60062,
  owns individually...................................    307,545           .8%
 and has sole voting and investment power as to.......  1,930,703 (1)      4.7%
                                                        ---------          ---
                                                        2,238,248          5.5%
                                                        =========          ===
Edward A. Brennan.....................................      2,250 (2)         *
Lewis M. Collens......................................      5,750 (2)         *
Paula H. Crown........................................      5,750 (2)         *
Howard M. Dean........................................    481,657 (2,3)    1.2%
John P. Frazee, Jr....................................     10,073 (2)         *
Bert A. Getz..........................................     14,750 (2,4)       *
Janet Hill............................................          0             *
John S. Llewellyn, Jr.................................      2,750 (2)         *
Philip A. Marineau....................................      6,348             *
Richard P. Mayer......................................      5,750 (2)         *
William R. McManaman..................................     22,759 (2)         *
Andrew J. McKenna.....................................     12,268 (2)         *
Thomas A. Ravencroft..................................    170,721 (2)       .4%
Thomas L. Rose........................................     73,857 (2)       .2%
Jeffrey P. Shaw.......................................     31,714 (2)         *
All directors and officers of the Company as a group
 (29 persons).........................................  1,117,419 (5)      2.8%

--------

  *Less than 0.1%

 (1) Ms. O'Connor is the sole trustee (with sole voting and investment power) of two trusts holding, in the aggregate, 1,930,703 shares. She has a 50% life interest in the income from such trusts.
 (2) Includes shares which may be acquired pursuant to stock options within 60 days after August 8, 1997: Mr. Brennan: 750; Mr. Collens: 4,750; Ms.
     Crown: 4,750; Mr. Dean: 128,047; Mr. Frazee: 4,750; Mr. Getz: 4,750; Mr.
     Llewellyn: 2,750; Mr. Mayer: 750; Mr. McManaman: 10,143; Mr. McKenna:
     4,750; Mr. Ravencroft: 44,671; Mr. Rose: 32,932; and Mr. Shaw: 22,281.
 (3) Includes 144,614 shares with respect to which Mr. Dean disclaims beneficial ownership.
 (4) Includes 2,500 shares with respect to which Mr. Getz disclaims beneficial ownership.
 (5) Includes 147,114 shares with respect to which directors and officers disclaim beneficial ownership and 423,735 shares which directors and officers have the right to acquire pursuant to stock options within 60 days after August 8, 1997.

PROPOSAL TO AMEND THE 1989 STOCK AWARDS PLAN

On July 25, 1997, the Board of Directors approved several amendments to the Company's 1989 Stock Awards Plan. In doing so, the Board of Directors provided that the amendments would be submitted to the stockholders of the Company at the 1997 Annual Meeting, and that if such amendments were not approved by the stockholders the amendments would terminate and be of no force or effect. For purposes of the following discussion, the 1989 Stock Awards Plan as it exists prior to the effectiveness of such amendments is referred to as the "Existing Plan."

  The amendments to the Existing Plan: (1) increase the maximum number of shares which may be issued upon the exercise or payment of awards by 2,000,000 shares (subject to adjustment as provided in the Existing Plan); (2) increase to 500,000 shares (subject to adjustment in certain events) the number of shares with respect to which options, stock appreciation rights and/or performance shares may be awarded to any employee during a specified period, and change that period from the five fiscal years 1995-1999 to the ten fiscal years 1998-2007; (3) extend to July 24, 2007 the last date on which "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted; and (4) modify or eliminate certain provisions to reflect 1996 amendments to Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

  The action by the Board of Directors was prompted by a review of the number of shares that remain available for delivery under the Existing Plan. As of August 8, 1997, of the 3,200,000 shares available for issuance upon the exercise or payment of awards granted under the Plan, 2,434,990 shares had not yet been issued. Of these, 2,217,494 shares were the subject of outstanding awards, leaving only 217,496 shares available for issuance under additional awards assuming all outstanding awards are fully exercised or paid. The Board of Directors has determined that this would be an appropriate time to increase the number of shares available for delivery.

  Recognizing that the proposed increase in the number of shares available for delivery would require stockholder approval, the Board of Directors also reviewed the Plan's limitation on the number of shares with respect to which options, stock appreciation rights and/or performance shares may be awarded to any employee during a specified period (any increase in which also requires stockholder approval). Such a limitation is one of the requirements in order for the appreciation in the value of stock options, stock appreciation rights and certain other performance-based compensation (including performance shares awards) granted under a plan to be excluded from the $1,000,000 individual limit in Section 162(m) of the Code ("Code Section 162(m)") on the amount of remuneration of certain officers in any fiscal year that is deductible by the Company. The limitation on shares in the Existing Plan, which applies to the period of five fiscal years ending in 1999, is 250,000 shares. In view of the anticipated extension of the life of the Plan resulting from the proposed increase in the maximum number of shares deliverable under the Plan, the Board believes that this would be an appropriate time to increase the limitation and to have it apply to a new longer period.

  Under the Code, ISOs may not be granted under a plan more than ten years after the date of its original approval (or subsequent re-approval). Thus, the Existing Plan provides that no ISO may be granted under it after August 1, 1999. In view of the anticipated extension of the life of the Plan resulting from the proposed increase in the maximum number of shares deliverable under the Plan, the Board believes an extension of the ISO deadline until ten years after the Board's approval of the increase would also be appropriate.

  The Board's review also resulted in approval of certain amendments related to 1996 changes in Rule 16b-3. Rule 16b-3 provides exemptions from the short-swing profit liability provisions of the Securities Exchange Act of 1934 for certain transactions in connection with equity-based employee benefit plans such as the 1989 Stock Awards Plan. Prior to the 1996 changes, Rule 16b-3 required that such plans (and material amendments thereto) be approved by stockholders and that such plans be administered by a committee consisting solely of "disinterested persons." In 1996, the stockholder approval requirement and the "disinterested person" concept were both eliminated. As changed, Rule 16b-3 contemplates that transactions may be exempted, among other ways, through action by a committee of at least two "non-employee directors." The amendments approved by the Board reflect these changes. Such amendments do not require stockholder approval, but are being submitted for such approval.

  The Existing Plan was originally adopted by the Board of Directors and approved by the Company's stockholders in 1989. Amendments (including an increase in the maximum number of shares which may be issued upon the exercise or payment of awards) were approved by the Company's stockholders in 1994. The purpose of the Existing Plan is to promote the long-term financial interests of the Company and its Affiliates by (i) attracting and retaining personnel,
(ii) motivating personnel by means of growth-related incentives, (iii) providing incentive compensation opportunities that are competitive with those of other major corporations and (iv) furthering the identity of interests of participants with those of the stockholders of the Company. The Board of Directors believes that the Existing Plan has been successful to date in accomplishing its purpose, and that its purpose will be further served by the proposed amendments.

  Approval of the proposed amendments will not necessarily result in the awarding of options, stock appreciation rights and/or performance shares awards which would not otherwise have been awarded had sufficient shares been available, nor in assuring that the deductibility of the remuneration of covered employees will not be affected by Code Section 162(m). For a statement of the Compensation Committee's policy regarding the awarding of options and performance shares awards, and for a statement of its current policy with respect to qualifying compensation paid to the Company's executive officers under Code Section 162(m), see "Report of Compensation Committee."

  The following is a brief summary of some of the terms of the Existing Plan as amended by the proposed amendments (the "Plan") and is qualified in its entirety by, and made subject to, the Plan set forth as Appendix A hereto.

 Plan Summary

  The Plan permits the granting of stock options, stock appreciation rights ("SARs"), restricted stock, performance shares awards and other awards to full-time employees of the Company and its Affiliates (i.e., its subsidiaries and other entities in which the Company has a direct or indirect equity interest). Stock options may be either "incentive stock options" ("ISOs") under Section 422 of the Code or other options ("non-qualified options").

  Administration and Eligibility. The Plan is administered by a committee of the Board of Directors (the "Committee"). The Plan empowers the Committee, among other things, to interpret the Plan, to make all determinations deemed necessary or advisable for its administration, to choose the times at which and the employees to whom awards are to be made and to award to such employees options (including ISOs), SARs, shares of restricted stock, performance shares awards and other awards.

Although certain employees have heretofore been granted awards as described below under "Certain Awards Heretofore Granted under the Existing Plan," the employees to receive future awards under the Plan have not yet been selected. The Company and its subsidiaries currently employ approximately 11,800 persons.

  Shares Subject to the Plan; Adjustment. The maximum number of shares of Common Stock which may be issued pursuant to the Plan is 5,200,000. If awards expire unexercised or unpaid or are cancelled, terminated or forfeited without the issuance of shares, such shares are again available under the Plan. Shares issued pursuant to the Plan may be authorized and unissued shares, treasury shares or a combination thereof.

  The maximum number of shares of Common Stock with respect to which options, SARs and/or performance shares awards may be awarded during the period of ten fiscal years ending in 2007 to any employee is 500,000.

  The maximum number of shares subject to the Plan and the maximum number of shares with respect to which options, SARs and/or performance shares awards may be awarded during the period of ten fiscal years ending in 2007 to any eligible employee, and the shares and option and reference prices under outstanding awards, are subject to adjustment in the event of certain "Organic Changes" (as defined in the Plan) and/or to prevent dilution or enlargement of award rights. The Committee may provide in award agreements that in the event of a change in control (or tender offer or accumulation of Common Stock), merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all of the assets or dissolution of the Company, the benefits under such awards may be accelerated and/or cash payments may be made in lieu of such benefits in order to prevent the dilution or enlargement of rights thereunder.

  Options. The Plan authorizes the Committee to award options to purchase Common Stock. Options may be either ISOs or non-qualified options, except that, as long as required by Code Section 422, no ISO may be awarded after July 24, 2007 or to any employee of an Affiliate which is not a subsidiary corporation (as such term is used in Code Section 424(f)) of the Company. In the case of ISOs, the option price may not be less than 100% of the fair market value of such stock at the time the option is granted or the par value of such stock. In the case of non-qualified options, the option price may not be less than 85% of the fair market value of such stock at the time the option is granted and not less than the par value of such stock. The Plan allows optionees, to the extent permitted by the Committee, to pay the exercise price of options in cash, Common Stock (valued at its fair market value on the date of exercise), a combination thereof or any other consideration.

  SARs. The Plan authorizes the Committee to grant SARs. An SAR entitles the holder to receive upon exercise the excess of the fair market value of a specified number of shares of Common Stock at the time of exercise over a specified price. The Company will pay such amount to the holder in Common Stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Committee may determine (which determination may take into account any preference expressed by the holder). SARs granted as an alternative to a previously or contemporaneously granted option entitle the optionee, in lieu of exercising the option, to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the option price multiplied by the number of shares as to which the optionee is exercising the SAR. If an SAR is alternative to an option, the option is cancelled to the extent the appreciation right is exercised and the SAR is cancelled to the extent the option is exercised.

  Restricted Stock. The Plan authorizes the Committee to grant restricted Common Stock with such restriction periods as the Committee may designate. During the restriction period, stock certificates evidencing restricted shares are held by the Company and restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered. Other than these restrictions on transfer and any other restrictions the Committee may impose, the participant has all the rights of a holder of Common Stock as to shares of restricted stock. The Committee may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise invested or accruing a yield. Restricted stock may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered. Except as otherwise provided by the Committee at or subsequent to the time of grant, upon termination of the participant's employment during the restriction period all shares still subject to restriction are forfeited by the participant.

  Performance Shares Awards. The Plan authorizes the Committee to grant performance shares awards. A performance shares award grants the holder the right to receive, following the end of a period of at least one fiscal year specified by the Committee, cash or Common Stock or a combination thereof as determined by the Committee in an aggregate amount based on the achievement of targets for such period based on one or more Company financial performance criteria established by the Committee not later than the ninetieth day of the period. For performance shares awards made not later than the ninetieth day of the current fiscal year of the Company, the criterion is return on invested capital, but the Committee may in the future use, either in substitution therefor or in addition thereto, total shareholder return (i.e., appreciation in the market price of Common Stock plus dividends paid), return on stockholders' equity and/or earnings per share. Subject to the provisions of the Plan, the Committee has the sole and complete authority to determine all the conditions of such awards. No recipient of a performance shares award has or acquires any rights as a holder of the Common Stock subject to such award, including without limitation voting and dividend rights, unless and until the certificates representing the shares potentially issuable pursuant to such award are issued to the recipient. The Committee may impose restrictions on the transfer of shares issued pursuant to such awards. Performance shares awards may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered. Except as otherwise provided by the Committee at or subsequent to the time of grant, upon a termination of employment during the performance measurement period, the performance shares award is forfeited by the participant.

  Other Awards. Other awards, either alone or in addition to options, SARs, restricted stock and performance shares awards, may be granted under the Plan. These may include, without limitation, convertible securities, and other forms of award measured in whole or in part by the value of shares, the performance of the participant or the performance of the Company, any Affiliate or any operating unit thereof. Such awards may be payable in Common Stock, cash or a combination thereof. Subject to the provisions of the Plan, the Committee has the sole and complete authority to determine the numbers of shares to be awarded pursuant to such awards and all other conditions of the awards. A participant may defer all or a portion of any such award in accordance with procedures established by the Committee. In the case of awards involving the right to purchase Common Stock, the purchase price may not be less than 85% of the fair market value of such stock at the time the award is granted and not less than the par value of such stock. Other awards may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered.

  Supplemental Cash Payments. Subject to the Committee's discretion, a non-qualified option or SAR agreement may require the Company to make a cash payment to the holder thereof upon exercise based on a formula designed to reimburse the holder for any income tax liability resulting from such exercise and the receipt of such payment.

  Fair Market Value. Fair market value for purposes of the Plan is determined in accordance with procedures established by the Committee. The closing price of Common Stock on August 8, 1997 was $45.9375.

  Surrender. If so provided by the Committee, an award may be surrendered to the Company on such terms and conditions, and for such consideration, as the Committee determines.

  Foreign Alternatives. Without amending and notwithstanding the other provisions of the Plan, in the case of any award to be held by any participant who is employed outside the U.S. or is a foreign national, the Committee may specify that such award shall be made on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

  Term and Exercisability of Awards. Awards may be granted for such terms, and are exercisable, as the Committee determines. Awards are not transferable, except by will and the laws of descent and distribution, and during a participant's lifetime are exercisable or receivable only by the participant or his or her legal representative.

  Withholding. The Committee has the power to withhold, or require a participant to remit to the Company, an amount sufficient to cover withholding taxes with respect to shares issuable and/or amounts payable pursuant to the Plan. If so permitted by the Committee, a participant may elect to satisfy such taxes by having shares issuable under the Plan withheld or by delivering other shares to the Company.

  Amendment and Termination. The Plan may be suspended, terminated or amended by the Board of Directors or the Committee at any time, but no suspension, termination or amendment shall impair the rights of the holder of any award therefore granted without his or her consent. Subject to the same limitation on impairment of rights, the Committee may amend or modify an outstanding award to the extent it would have had the authority to initially grant the award as so amended or modified. Notwithstanding the general rights of the Board of Directors and the Committee to amend the Plan, the Plan may not be amended without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed.

CERTAIN EQUITY-RELATED AWARDS HERETOFORE GRANTED UNDER THE EXISTING PLAN:

As of August 8, 1997, awards under the Existing Plan for Fiscal Years 1997 and 1998 had been made as follows(1):

                                                             SECURITIES
                                               SECURITIES    UNDERLYING
                                               UNDERLYING   PERFORMANCE
  NAME                                         OPTIONS(2) SHARES AWARDS(3)
  ----                                         ---------- ----------------
Howard M. Dean                         FY 1997  119,451                0
                                       FY 1998   23,778     5,550-16,650
Philip A. Marineau                     FY 1997   39,962                0
                                       FY 1998   32,623     4,300-12,900
Thomas L. Rose                         FY 1997   69,352                0
                                       FY 1998        0                0
Thomas A. Ravencroft                   FY 1997   43,974                0
                                       FY 1998    6,378      1,500-4,500
William R. McManaman                   FY 1997   40,582                0
                                       FY 1998   11,275      1,550-4,650
Jeffrey P. Shaw                        FY 1997   22,805                0
                                       FY 1998   21,185      1,050-3,150
All Current Executive Officers of the  FY 1997  386,465                0
 Company
 as a Group                            FY 1998  154,348    24,350-73,050
All Recipients                         FY 1997  718,165                0
                                       FY 1998  328,948    24,350-73,050

--------
(1) Table does not include bonuses under the Existing Plan described below under "Proposal to Increase Maximum Tax Deductible Amounts of Certain Annual Incentive Bonuses."

(2) Options granted under the Company's 1989 Stock Awards Plan at an exercise price not less than the market price on the date of grant. Such options become exercisable over four years at the rate of 25% per year, commencing one year after the date of grant, subject to acceleration in the event of a "change in control" of the Company (defined the same as in the agreements described above under the heading "Change in Control Agreements"). Under the non-qualified options awarded in fiscal year 1997 as originally granted, the Company was obligated to compensate the optionee for the tax liability incurred in connection with the exercise of such options, but not in excess of the aggregate increase in the market value of the shares after the date of grant. Also during fiscal year 1997, ISOs with respect to 28,629 shares previously granted to Mr. Rose were converted into non-qualified options to purchase 22,905 shares. See Footnote 11 to the Summary Compensation Table.

(3) The ranges of the shares which may be awarded are based upon the extent to which the Company achieves return on invested capital goals during fiscal year 2000.

 Federal Income Tax Consequences

  The following discussion is intended only as a brief summary of the federal income tax consequences of stock options, SARs, restricted stock, Performance Shares Awards, other awards and supplemental cash payments. The laws governing the tax aspects of awards are highly technical and such laws are subject to change in the future, and any such change could be retroactive and affect the validity of the following discussion.

  Non-Qualified Options. The holder of a non-qualified option does not recognize taxable income upon the grant thereof, nor is the Company entitled to a deduction in respect of such grant. Upon the exercise of a non-qualified option as to any shares, the excess of the fair market value of such shares on the date of exercise over their option price (the "spread") constitutes compensation taxable to the optionee as ordinary income. Provided it complies with applicable tax reporting requirements, the Company should be entitled to a deduction, in the year of exercise, in an amount equal to such compensation taxable to the optionee as ordinary income.

  Upon an optionee's sale of shares acquired pursuant to the exercise of a non-qualified option, the difference between the selling price and the tax basis of the shares (generally the fair market value of such shares on the date of exercise) is a capital gain or loss. The Company is not entitled to a deduction as a result of such a sale.

  ISOs. The holder of an ISO does not recognize taxable income upon the grant or exercise thereof, nor is the Company entitled to a deduction in respect of such grant or exercise. However, the spread at exercise constitutes an item includible in alternative minimum taxable income and may subject the optionee to, or increase the optionee's liability for, alternative minimum tax. Such alternative minimum tax or increase therein may be payable even though the optionee receives no cash upon the exercise of his or her ISO with which to pay such tax or increase.

  Upon an optionee's disposition of shares acquired pursuant to the exercise of an ISO, if the shares have been held for at least one year and if at least two years have elapsed since the date of grant (i.e., if the "ISO Holding Period" has expired), the difference between the selling price and the tax basis of such shares (such basis generally being the option price of such shares) is a capital gain or loss to the optionee. The Company is not entitled to a deduction as a result of such a sale.

  If option shares are disposed of before the expiration of the ISO Holding Period (a "disqualifying disposition"), then (i) if the selling price exceeds the fair market value of the shares on the date of exercise, the excess of such fair market value over the tax basis of the shares is taxable to the optionee as ordinary income, and the excess of the selling price over such fair market value is taxable to the optionee as a capital gain, (ii) if the selling price exceeds the tax basis of the shares but does not exceed the fair market value of the shares on the date of exercise, the excess of the selling price over the tax basis of the shares is taxable to the optionee as ordinary income, and (iii) if the selling price is less than the tax basis of the shares, the difference is a capital loss to the optionee. If, however, the disposition is a sale to a related party (as defined in Section 267(b) of the Code to include, for example, a member of the optionee's family or a corporation of which the optionee owns a majority of the equity interest) or a gift, then the excess of the fair market value of the shares on the date of exercise over the tax basis of the shares is taxable to the optionee as ordinary income. The Company should be entitled to a deduction for the year of disposition in an amount equal to any amount taxable to the optionee as ordinary income upon a disqualifying disposition.

  SARs. The holder of an SAR does not recognize taxable income upon the grant thereof, nor is the Company entitled to a deduction in respect of such grant. Upon the exercise of an SAR, the holder generally recognizes ordinary income equal to the amount of any cash and the fair market value

(measured on the date of exercise) of any Common Stock received. The Company should be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder.

  Upon a holder's sale of any shares received pursuant to the exercise of an SAR, the difference between the selling price and the tax basis of the shares (generally the fair market value of such shares on the date of exercise) is a capital gain or loss.

  Use of Stock to Pay Option Price. The general statements as to tax basis in the previous paragraphs relating to the disposition of stock received on the exercise of options apply in the event the optionee pays cash for the option shares. If, however, the optionee pays for the option shares in whole or in part by delivering already-owned Common Stock ("old" shares), the tax basis for the option shares, and thus the consequences of a disposition, differs.

  If an optionee delivers old shares (other than old shares acquired upon exercise of an ISO which were not held for the ISO Holding Period) in payment of all or part of the exercise price of a non-qualified option, the optionee does not recognize a gain or loss as a result of such delivery (but the exercise continues to give rise to taxable compensation and to a Company deduction as described above). The optionee's tax basis in, and holding period for, the option shares is determined as follows: as to option shares equal in number to the old shares delivered, the basis in and holding period for the old shares carry over on a share-for-share basis; as to each remaining share, its basis is the fair market value on the date of exercise and its holding period begins on that date. Any capital gain or loss on the sale of a particular option share is measured based on the difference between the selling price and the optionee's actual tax basis for such share.

  If an optionee delivers old shares (other than old shares acquired upon exercise of an ISO which were not held for the ISO Holding Period) in payment of all or part of the exercise price of an ISO, the optionee does not recognize a gain or loss as a result of such delivery. The optionee's tax basis in and holding period for the option shares is determined as follows: as to option shares equal in number to the old shares delivered, the basis in and the holding period for the old shares carries over on a share-for-share basis; as to each remaining share, its basis equals the exercise price paid in cash (if any). Thus, in the event option shares are acquired solely through the delivery of old shares (i.e., none of the exercise price is paid in cash), the basis of each remaining share is zero. Any capital gain or loss on the sale of a particular option share is measured based on the difference between the selling price and the optionee's actual tax basis for such share. Pursuant to proposed regulations, if an ISO is exercised using old shares, a later disqualifying disposition of the shares received is deemed to have been a disposition of the shares having the lowest tax basis first.

  If an optionee pays the exercise price of an option in whole or in part with old shares that were acquired upon the exercise of an ISO and that have not been held for the ISO Holding Period, the optionee recognizes ordinary income under the rules applicable to disqualifying dispositions. The Company should be entitled to a corresponding deduction. The optionee's tax basis in the option shares which reflect a carry-over basis from the old shares surrendered is increased by the amount of ordinary income the optionee recognizes.

  Restricted Stock. A participant who is granted restricted stock may, if the restrictions on it constitute a "substantial risk of forfeiture" as defined in
Section 83 of the Code, make an election under Section 83(b) of the Code (a "Section 83(b) election") to have the grant taxed as compensation income at the date of grant in an amount equal to the fair market value on the date of grant of the shares subject to such award less any amount paid by the participant for the shares. The restrictions on restricted stock will constitute a "substantial risk of forfeiture" if, for example, a sale thereof would subject the participant to suit under Section 16(b) of the Securities Exchange Act. If the participant is not permitted to make, or is permitted to make but does not make, a timely
Section 83(b) election, the grant is generally taxed to him or her as compensation income at the date(s) that the restrictions imposed on the shares expire, in an amount on each such date equal to the fair market value on such date of the shares as to which the restrictions expire less any amount paid by the participant for such shares. Unless a participant is permitted to make, and makes, a timely Section 83(b) election, any dividends paid on the shares subject to the award while such shares remain subject to the restrictions are compensation income to the participant. Provided it complies with applicable tax reporting requirements, the Company is generally entitled to a deduction for any compensation income taxed to the participant.

  Upon a participant's sale of shares received pursuant to a grant of restricted stock, the difference between the selling price and the tax basis of the shares (generally, if a timely Section 83(b) election is made, the fair market value of the shares on the date of grant or, if a timely Section 83(b) election is not made, the fair market value of the shares on the date(s) on which the restrictions on the shares expire) is a capital gain or loss. A participant's holding period begins on the date of grant if a timely Section 83(b) election is made or on the date(s) on which the restrictions on the shares expire if no timely Section 83(b) election is made.

  Performance Shares Awards. The recipient of a performance shares awards does not recognize taxable income upon the grant thereof, nor is the Company entitled to a deduction in respect of such grant. Upon the issuance of shares and/or the payment of cash pursuant to the award, the recipient recognizes compensation in an amount equal to the sum of the fair market value of the issued shares on the date of issuance plus the amount of such cash. Such compensation is taxed to the recipient as ordinary income for the year of issuance. Provided it complies with applicable tax reporting requirements, the Company is generally entitled to a deduction for any compensation income taxed to the recipient. The recipient's holding period begins on the date the shares are issued.

  Upon a recipient's sale of shares received pursuant to a performance shares award, the difference between the selling price and the tax basis of the shares (generally the fair market value of the shares on the date such shares were issued) is a capital gain or loss.

  An exception to the foregoing treatment may occur in the event a recipient who is subject to Section 16(b) receives shares pursuant to a performance shares award. In certain circumstances, the fair market value of the shares received may be determined, and the recipient's holding period may commence, on a date other than the date the shares are issued.

  Supplemental Cash Payments. The amount of any supplemental cash payment to a participant who exercises a non-qualified option or SAR constitutes compensation taxable to the participant as ordinary income, and the Company should be entitled to a deduction for the year of payment in an amount equal to such compensation.

  A supplemental cash payment to a participant is intended to provide the participant with sufficient funds to pay the federal income tax arising both from the exercise of the option or SAR and the receipt of such payment. The Company's cash outlay to the participant should be offset to some extent by the Company's tax savings arising from the deductions to which the Company is entitled because of the exercise of the option or SAR and the making of such payment. The extent of offset depends on the relative income tax rates applicable to corporations and individuals at the time of exercise.

  Surrender. Any consideration paid to a participant upon surrender of an award other than restricted stock is compensation taxable to the participant as ordinary income. The Company should be entitled to a deduction for the year of payment in an amount equal to such compensation. The tax consequences of payment of consideration to a participant upon the surrender of restricted stock will vary significantly depending on the particular circumstances related to such restricted stock.

  Accelerated Benefits. In the event that a participant's benefits with respect to an award pursuant to the Plan are accelerated as the result of a change in the ownership of the Company or a substantial portion of the Company's assets (for example, pursuant to a provision in an option accelerating exercisability upon a change in control), then pursuant to Sections 280G and 4999 of the Code (which deal with the treatment of "excess parachute payments") the Company may not be entitled to a deduction for some or all of the accelerated benefits (and potentially for certain other amounts payable to the participant) and the participant may be subject, in addition to the federal income taxes otherwise payable with respect to the award, to a 20% excise tax on the non-deductible portion of the accelerated benefits (or amounts).

  Withholding. If shares issuable under the Plan are withheld to satisfy withholding or other taxes, the tax consequences are the same as if such shares were issued to the participant and then sold by the participant to the Company for fair market value.

  Any shares of already-owned Common Stock delivered by a participant in satisfaction of withholding or other taxes should be treated as sold by the participant to the Company on the date of delivery for fair market value. The difference between the fair market value of such shares on the date of delivery and the tax basis of the shares should be a capital gain or loss. The Company is not entitled to a deduction as a result of such a sale. Different tax consequences may result if the shares delivered by the participant were acquired upon the exercise of an ISO and have not been held for the ISO Holding Period.

  Capital Gains. The federal income tax rate applied to capital gains realized on a current sale of shares by a participant is (i) 20% if the shares have been held by the participant for more than 18 months ("long-term capital gains"), (ii) 28% if the shares have been held by the participant for more than 12 months but not more than 18 months ("mid-term capital gains") and
(iii) the rate that applies to ordinary income (i.e., a graduated rate up to a maximum of 39.6%) if the shares have been held by the participant for no more than 12 months ("short-term capital gains"); except that for an individual whose total taxable income is subject to tax at a 15% rate without regard to the special rates otherwise applicable to capital gains, the long-term capital gains rate is reduced to 10% and the 15% rate applies to any mid-term or short-term capital gains. The 20% (or 10%) rate for long-term capital gains generally also applies for purposes of the alternative minimum tax. The capital gains rate will generally be reduced to 18% (8% in the case of an individual who would otherwise be subject to tax at a 15% rate) for capital gains realized on assets (i) acquired after December 31, 2000 and (ii) held for more than 5 years. However, in the case of shares acquired pursuant to the exercise of an option, this reduced rate will apply only if such option is granted after December 31, 2000.

  Other Awards. Because other awards may take many other forms, as determined by the Committee, it is not possible to describe generally what their tax treatment will be.

 Accounting Treatment

  If a non-qualified option or other award involving the right to purchase Common Stock is granted at an exercise or purchase price less than fair market value on the date of grant, the Company incurs compensation expense to the extent of the difference, which is immediately chargeable against income unless such non-qualified option or award is subject to a vesting period, whereupon such expense would be chargeable to income over the vesting period. The Company incurs similar compensation expense upon the grant of any award not involving the right to purchase Common Stock (which inherently is generally granted for nominal consideration), but in the case of restricted stock such expense is generally chargeable to income over the period during which restrictions expire. The award of an SAR, a right to a supplemental cash payment, a non-qualified option which includes a right to a supplemental cash payment, or a performance shares award results in a charge by the Company against income as compensation expense of an amount equal to (a) in the case of a performance shares award, the fair market value at the date of grant of the Common Stock subject to such award plus any subsequent changes in the fair market value and (b) in all cases, any change in fair market value or supplemental cash payment. Each charge against or credit to income resulting from an award under the Plan is adjusted for the tax effect attributable thereto. ISOs and non-qualified options granted at fair market value without any right to a supplemental cash payment do not affect the Company's income except for the tax effects discussed in the preceding section.

  The affirmative vote of a majority of the outstanding shares of Common Stock voted at the meeting is required for approval of the proposed amendments to the Plan.

  Approval of the proposed amendments will also constitute re-approval of the Plan as amended, including re-approval of the bases on which performance shares awards are granted under the Plan.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS AN AFFIRMATIVE VOTE FOR THE PROPOSED AMENDMENTS TO THE PLAN.

PROPOSAL TO INCREASE MAXIMUM TAX DEDUCTIBLE AMOUNTS OF CERTAIN ANNUAL INCENTIVE BONUSES

At the Company's 1994 Annual Meeting of Stockholders, the stockholders approved the bases for certain performance-based annual incentive bonuses to be paid pursuant to the 1989 Stock Awards Plan. Such bonuses, which depend on the Company's achieving certain financial performance goals during a fiscal year which have been set by the Compensation Committee not later than the ninetieth day of the fiscal year, may be awarded to any executive officer of the Company or any manager who has primary responsibility within a particular operating subsidiary or division of the Company. The approved bases were return on stockholders' equity, earnings per share, total shareholder return, return on invested capital and any combination thereof. As approved, this bonus program included a limitation that the amount of bonus paid to an employee under this program for a fiscal year could not exceed $950,000.

  The Board of Directors has reviewed the bonuses paid to date under this program and has concluded that the $950,000 annual limitation is too restrictive. The Board proposes that stockholders approve an increase to $1,500,000 in the amount of the annual limitation.

  Stockholder approval was obtained in 1994 so that, if certain other conditions within the control of the Compensation Committee were met, bonuses under this program could be excluded from the $1,000,000 individual limit in Code Section 162(m) on the amount of remuneration of certain officers in any fiscal year that is deductible by the Company. Stockholder approval of the increase in the maximum tax deductible amounts of such bonuses is sought for the same reason.

CERTAIN BONUSES HERETOFORE PAID UNDER THIS PROGRAM:

For fiscal year 1997, bonuses under this program have been paid as follows:

         NAME                                                         BONUS(1)
         ----                                                        ----------
      Howard M. Dean................................................ $  521,458
      Philip A. Marineau............................................ $  200,000
      Thomas L. Rose................................................ $  413,640
      Thomas A. Ravencroft.......................................... $        0
      William R. McManaman.......................................... $  189,245
      Jeffrey P. Shaw............................................... $        0
      All Current Executive Officers of the Company as a group...... $1,545,914
      All Recipients................................................ $1,872,485

--------
(1) Does not include bonus received under other programs.

  The Committee continues to anticipate that a substantial majority of the potential annual incentive bonus payable for a particular fiscal year to an employee who participates in the foregoing bonus program will consist of the performance-based bonus. Under a separate incentive bonus program which is not part of the 1989 Stock Awards Plan, which may also involve but is not necessarily limited to financial performance goals set during the first ninety days of a fiscal year, such participants (and others) may also receive other annual incentive bonuses. The Company is not seeking to qualify such other annual incentive bonuses for exclusion from Code Section 162(m).

  The affirmative vote of a majority of the outstanding shares of Common Stock voted at the meeting is required for approval of the proposed increase in the maximum tax deductible amounts of certain annual incentive bonuses.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS AN AFFIRMATIVE VOTE FOR THE PROPOSED INCREASE.

APPROVAL OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors of the Company has again selected Price Waterhouse as independent accountants to audit the accounts of the Company and its subsidiaries for the fiscal year ending May 31, 1998, subject to approval of the stockholders. Such selection was last submitted for stockholder approval at the 1996 Annual Meeting.

  Representatives of Price Waterhouse are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

  The Company's financial statements for the fiscal year ended May 25, 1997 were audited by Price Waterhouse. In connection with their audit function, Price Waterhouse also reviewed filings with the Securities and Exchange Commission and reports to stockholders, and provided technical assistance to the Company's accounting staff.

  The selection of Price Waterhouse will be considered approved if a majority of the shares of Company Common Stock voted at the meeting is voted for approval. If the stockholders do not approve the selection of Price Waterhouse, the selection of other independent accountants will be considered by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Securities Exchange Act of 1934 which were furnished to the Company during or with respect to fiscal year 1997 by persons who were, at any time during fiscal year 1997, directors or officers of the Company or beneficial owners of more than 10% of the outstanding shares of Company Common Stock, no such person failed to file on a timely basis any report required by such Section during fiscal year 1997.

OTHER MATTERS

The Board of Directors of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS

All proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than the close of business on April 24, 1998 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                          Eric A. Blanchard
                                          Secretary

August 22, 1997

                                  APPENDIX A

                              DEAN FOODS COMPANY
                            1989 STOCK AWARDS PLAN
           (As Proposed to Be Amended Effective September 30, 1997)

  1. Purpose. The purpose of the Dean Foods Company 1989 Amended Stock Awards Plan (the "Plan") is to promote the long-term financial interests of the Company and its Affiliates by (a) attracting and retaining personnel, (b) motivating personnel by means of growth-related incentives, (c) providing incentive compensation opportunities that are competitive with those of other major corporations and (d) furthering the identity of interests of participants with those of the stockholders of the Company.

  2. Definitions. The following definitions are applicable to the Plan:

    "Affiliate" means (a) any subsidiary and (b) any other entity in which the Company has a direct or indirect equity interest which is designated an "Affiliate" by the Committee.

    "Board of Directors" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

    "Committee" means the Compensation Committee or, if the Board of Directors so determines, another committee of two or more directors of the Company who are "non-employee directors" as such term is used in Rule 16b-3 and are "outside directors" as such term is used in Section 162(m) of the Code.

    "Common Stock" means Common Stock, $1.00 par value, of the Company or such other securities as may be substituted therefor pursuant to paragraph 5(c).

    "Company" means Dean Foods Company, a Delaware corporation, and its successors.

    "eligible employee" means any full-time employee of the Company or an Affiliate.

    The "fair market value" of the Common Stock shall be determined in accordance with procedures established by the Committee.

    "fiscal year" means the Company's fiscal year.

    "participant" means any employee of the Company or an Affiliate who has been granted an award pursuant to the Plan.

    "Rule 16b-3" means such rule adopted under the Securities Exchange Act of 1934, as amended, or any successor rule.

    "subsidiary" means any corporation fifty percent or more of the voting stock of which is owned, directly or indirectly, by the Company.

  3. Limitation on Aggregate Shares/Individual Ten-Year Limitation on Option, SAR and Performance Shares Awards. Subject to adjustment as provided in paragraph 5(c), the number of shares of Common Stock which may be issued upon the exercise or payment of awards granted under the Plan shall not exceed, in the aggregate, 5,200,000 shares; it being understood that to the extent any awards expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of shares of Common Stock thereunder, such shares shall again be available under the Plan. Such 5,200,000 shares of Common Stock may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine.

  Subject to adjustment as provided in Paragraph 5(c), the number of shares of Common Stock with respect to which options and stock appreciation rights may be awarded, and the maximum number of shares of Common Stock potentially issuable under performance shares awards awarded, during the period of ten fiscal years ending in 2007 to any eligible employee may not exceed, in the aggregate, 500,000 shares.

  4. Awards. The Committee may grant to eligible employees, in accordance with this paragraph 4 and the other provisions of the Plan, stock options, stock appreciation rights ("SARs"), restricted stock, performance shares awards and other awards.

  (a) Options.

    (i) Options granted under the Plan may be incentive stock options ("ISOs") within the meaning of Section 422A of the Code or any successor provision, or in such other form, consistent with the Plan, as the Committee may determine; except that, so long as so provided in such Section, no ISO may be granted under the Plan after July 24, 2007 or to any employee of an Affiliate which is not a subsidiary corporation (as such term is used in subsection (b) of such Section) of the Company.

    (ii) The option price per share of Common Stock shall be fixed by the Committee at (a) in the case of ISOs, not less than 100% of the fair market value of a share of Common Stock on the date of grant and not less than the par value of a share of Common Stock and (b) in the case of other options, not less than 85% of the fair market value of a share of Common Stock on the date of grant and not less than the par value of a share of Common Stock.

    (iii) Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

    (iv) An option shall be exercised in whole or in part by written notice to the Company (to the attention of the Secretary) at any time prior to its stated expiration and payment in full of the option price for the shares as to which the option is being exercised. Payment of the option price may be made, at the discretion of the optionee, and to the extent permitted by the Committee, (A) in cash (including check, bank draft, or money order), (B) in Common Stock already owned by the optionee (valued at the fair market value thereof on the date of exercise), (C) by a combination of cash and Common Stock, or (D) with any other consideration.

  (b) SARs.

    (i) An SAR shall entitle its holder to receive from the Company, at the time of exercise of such right, an amount equal to the excess of the fair market value (at the date of exercise) of a share of Common Stock over a specified price fixed by the Committee multiplied by the number of shares as to which the holder is exercising the SAR. SARs may be in tandem with any previously or contemporaneously granted option or independent of any option. The specified price of a tandem SAR shall be the option price of the related option. The amount payable may be paid by the Company in Common Stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Committee may determine, which determination may take into consideration any preference expressed by the holder.

    (ii) An SAR shall be exercised by written notice to the Company (to the attention of the Secretary) at any time prior to its stated expiration. To the extent a tandem SAR is exercised, the related option will be cancelled and, to the extent the related option is exercised, the tandem SAR will be cancelled.

  (c) Restricted Stock.

    (i) The Committee may award to any eligible employee shares of Common Stock, subject to this paragraph 4(c) and such other terms and conditions as the Committee may prescribe (such shares being called "restricted stock"). Each certificate for restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company.

    (ii) Restricted Stock may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered.

    (iii) There shall be established for each restricted stock award a restriction period (the "restriction period") of such length as shall be determined by the Committee. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Committee may impose, the participant shall have all the rights of a holder of Common Stock as to such restricted stock. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise invested or accruing a yield. At the expiration of the restriction period, the Company shall redeliver to the participant (or the participant's legal representative or designated beneficiary) the certificates deposited pursuant to this paragraph.

    (iv) Except as provided by the Committee at or subsequent to the time of grant, upon a termination of employment for any reason during the restriction period all shares still subject to restriction shall be forfeited by the participant.

  (d) Performance Shares Awards.

    (i) A performance shares award shall entitle its holder to receive from the Company, following the expiration of a period of at least one fiscal year specified by the Committee (the "performance measurement period"), cash or Common Stock or a combination thereof as determined by the Committee (either at the time of grant or thereafter) in an aggregate amount based on the level of achievement during the performance measurement period of one or more Company financial performance criteria. The aggregate amount received by a participant shall be determined by a formula for such participant established by the Committee not later than the ninetieth day of the performance measurement period. The formula shall establish a range between a minimum level of achievement before any amount will be received and a level of achievement at or above which the maximum potential amount will be received. Initially, the financial performance criterion shall be earnings per share, but the Committee may subsequently use, either in substitution therefor or in addition thereto, total shareholder return (i.e., appreciation in the market value of a share of Common Stock plus dividends paid), return on stockholders' equity and/or return on invested capital.

    (ii) Performance shares awards may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered.

    (iii) The Committee may impose restrictions on the transfer of shares of Common Stock issued as a result of achieving formula levels of performance. Except for such restrictions on transfer, the recipient shall have all the rights of a holder of Common Stock as to such shares.

    (iv) Except as provided by the Committee at or subsequent to the time of grant, upon the termination of employment for any reason during the performance measurement period the performance shares award shall be forfeited by the participant.

  (e) Other Awards.

    (i) Other awards may be granted under the Plan, including, without limitation, convertible debentures, other convertible securities and other forms of award measured in whole or in part by the value of shares of Common Stock, the performance of the participant, or the performance of the Company, any Affiliate or any operating unit thereof. Such awards may be payable in Common Stock, cash or a combination thereof, and shall be subject to such restrictions and conditions, as the Committee shall determine. At the time of such an award, the Committee shall, if applicable, determine a performance period and performance goals to be achieved during the performance period, subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, unusual or nonrecurring items or occurrences. Following the conclusion of each performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between maximum and minimum levels during the performance period in order to evaluate the level of payment to be made, if any.

    (ii) The purchase price per share of Common Stock under other awards involving the right to purchase Common Stock (including for this purpose the right to acquire Common Stock upon the conversion of convertible securities) shall be fixed by the Committee at not less than 85% of the fair market value of a share of Common Stock on the date of award and not less than the par value of a share of Common Stock. Other awards not involving the right to purchase Common Stock may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered.

    (iii) A participant may elect to defer all or a portion of any such award in accordance with procedures established by the Committee. Deferred amounts will be subject to such terms and conditions and shall accrue such yield thereon (which may be measured by the fair market value of the Common Stock and dividends thereon) as the Committee may determine. Payment of deferred amounts may be in cash, Common Stock or a combination thereof, as the Committee may determine. Deferred amounts shall be considered an award under the Plan. The Committee may establish a trust or trusts to hold deferred amounts or any portion thereof for the benefit of participants.

  (f) Cash Payments. SARs and options which are not ISOs may, in the Committee's discretion, provide that in connection with exercises thereof the holders will receive cash payments based on formulas designed to reimburse holders for their income tax liability resulting from such exercise and the payment made pursuant to this paragraph 4(f).

  (g) Surrender. If so provided by the Committee at or subsequent to the time of grant, an award may be surrendered to the Company on such terms and conditions, and for such consideration, as the Committee shall determine.

  (h) Foreign Alternatives. Without amending and notwithstanding the other provisions of the Plan, in the case of any award to be held by any participant who is employed outside the United States or who is a foreign national, the Committee may specify that such award shall be made on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

  5. Miscellaneous Provisions.

  (a) Administration. The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to select participants, (ii) to make awards in such forms and amounts as it shall determine, (iii) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (iv) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any award granted hereunder and (vi) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with the Plan shall be borne by the Company, subject to such allocation to its Affiliates and operating units as it deems appropriate. The Committee may, to the extent that any such action will not prevent the Plan from complying with Section 162(m) of the Code, delegate any of its authority hereunder to such persons as it deems appropriate.

  (b) Non-Transferability. Subject to the provisions of paragraph 5(f), no award under the Plan, and no interest therein, shall be transferable by a participant otherwise than by will or the laws of descent and distribution. All awards shall be exercisable or received during a participant's lifetime only by the participant or the participant's legal representative. Any purported transfer contrary to this provision will nullify the award.

  (c) Adjustments Upon Certain Changes. In the event of any reorganization, recapitalization, reclassification, merger, consolidation, or sale of all or substantially all of the Company's assets followed by liquidation, which is effected in such a way that holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (an "Organic Change"), the Committee shall make appropriate changes to insure that each outstanding award involving the right to acquire Common Stock thereafter represents the right to acquire, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable upon exercise or payment, such securities or assets as may be issued or payable with respect to or in exchange for an equivalent number of shares of Common Stock, and appropriate changes in other outstanding awards; and in the event of any stock dividend, stock split or combination of shares, the Board of Directors shall make appropriate changes in the number of shares authorized by the Plan to be delivered thereafter and in the maximum number of shares with respect to which options, SARs and performance shares awards may be awarded to any eligible employee during the period of ten fiscal years ending in 2007, and the Committee shall make appropriate changes in the numbers of shares covered by, or with respect to which payments are measured under, outstanding awards and the exercise prices and reference prices specified therein (and in the event of a spinoff, the Committee may make similar changes), in order to prevent the dilution or enlargement of award rights. However, no right to purchase or receive a fraction of a share shall be created; and if, as a result of any such change, a fractional share would result or the right to purchase or receive the same would result, the number of shares in question shall be decreased to the next lower whole number of shares. The Committee may provide in the agreement evidencing any award for adjustments to such award in order to prevent the dilution or enlargement of rights thereunder or for acceleration of benefits thereunder and/or cash payments in lieu of benefits thereunder in the event of a change in control (or tender offer or accumulation of Common Stock), merger, consolidation, reorganization, recapitalization, sale or exchange of all or substantially all of the assets or dissolution of the Company.

  (d) Tax Withholding. The Committee shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any amount payable and/or shares issuable under the Plan, and the Committee may defer such payment or issuance unless indemnified to its satisfaction. Subject to the consent of the Committee, a participant may make an irrevocable election to have shares of Common Stock otherwise issuable under an award withheld, tender back to the Company shares of Common Stock received pursuant to an award or deliver to the Company shares of Common Stock already owned by the participant having a fair market value sufficient to satisfy all or part of the participant's estimated tax obligations associated with the transaction. Such election must be made by a participant prior to the date on which the relevant tax obligation arises. The Committee may disapprove of any election and may limit, suspend or terminate the right to make such elections.

  (e) Listing and Legal Compliance. The Committee may suspend the exercise or payment of any award if it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

  (f) Beneficiary Designation. To the extent permitted by the Committee, participants may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of their death before they receive any or all of such benefits. Each designation will revoke all prior designations by the same participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the participant in writing with the Committee during the participant's lifetime. In the absence of any such designation, benefits remaining unpaid at a participant's death shall be paid to the participant's estate.

  (g) Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any participant's employment at any time, nor confer upon any participant any right to continue in the employ of the Company or any Affiliate for any period of time or to continue his or her present or any other rate of compensation. No employee shall have a right to be selected as a participant, or, having been so selected, to be selected again as a participant.

  (h) Amendment, Suspension and Termination of Plan. The Board of Directors or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors or the Committee may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed. No such amendment, suspension or termination shall impair the rights of participants under outstanding awards without the consent of the participants affected thereby.

  The Committee may amend or modify any award in any manner to the extent that the Committee would have had the authority under the Plan to initially grant the award as so amended or modified. No such amendment or modification shall impair the rights of the participant under such award without the consent of such participant.

  6. Effective Date. The effective date of the Plan shall be August 2, 1989, the date of its adoption by the Board of Directors; provided, however, that no award shall be granted under the Plan unless the holders of at least a majority of the outstanding shares of Common Stock voting at the Company's 1989 Annual Meeting of Stockholders approve and ratify the Plan.

                        DIRECTIONS TO DEAN FOODS COMPANY
                         ANNUAL MEETING OF STOCKHOLDERS

                          DRURY LANE OAKBROOK TERRACE
                                 100 DRURY LANE
                        OAKBROOK TERRACE, ILLINOIS 60181
                                 (630) 530-8300

  Drury Lane is located just north of the Oakbrook Shopping Center. Access to the complex is somewhat difficult. The map which follows should prove helpful.

  Although Drury Lane is bordered on the north by Roosevelt Road, there is no access to the complex from Roosevelt Road. There is also no access from the westbound lanes of Butterfield Road.

  If you are coming from the City on the Eisenhower/I-290, or from the north or south on the Tri-State/I-294, follow the exit signs to the East-West Tollway/I-
88. From the Tollway, exit to the right at the "Cermak Road/22nd Street" ramp immediately after the toll booth. Proceed straight across Cermak Road to Spring Road. Take Spring Road north to Drury Lane.

  If you are coming from the north or south on Route 83, take Route 56 (Butterfield Road) east. Once on Butterfield, you will immediately exit to the right onto Spring Road, following the signs marked "Drury Lane/Spring Road".

  If you are coming from the west on the East-West Tollway/I-88, exit at Midwest Road (exact toll required). Proceed north on Midwest Road to Route 56 (Butterfield Road) east. Once on Butterfield, you will immediately exit to the right onto Spring Road, following the signs marked "Drury Lane/Spring Road".

                                      [MAP]

PROXY
                               DEAN FOODS COMPANY

   SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 30, 1997

  The undersigned Stockholder of Dean Foods Company hereby appoints Howard M. Dean, Philip A. Marineau and Eric A. Blanchard, and each of them, proxies, with power of substitution, to vote at the Annual Meeting of Stockholders of the Company to be held at the Drury Lane Oakbrook Terrace, 100 Drury Lane, Oakbrook Terrace, Illinois, on Tuesday, September 30, 1997, at 10:00 A.M., Central Daylight Savings Time, or at any postponement or adjournment thereof, on the matters described on the reverse side.

THE BOARD OF DIRECTORS FAVORS A VOTE FOR ALL NOMINEES AND FOR ITEMS 2, 3 AND 4.

                 (Continued and to be signed on reverse side.)

                  DEAN FOODS COMPANY
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]


1. Election of Directors for a three-year term expiring in 2000:
   Nominees: Paula Hannaway Crown, John P. Frazee, Jr., Thomas A. Ravencroft and Janet Hill
                                                               For All
   ----------------------------------        For     Withhold   Except
   (Except nominee(s) written above.)        [_]       [_]       [_]


2. Proposal to approve amendments to the     For    Against    Abstain
   Company's 1989 Stock Awards Plan:         [_]       [_]       [_]

3. Proposal to approve an increase in the
   maximum tax deductible amounts of         For    Against    Abstain
   certain annual incentive bonuses:         [_]       [_]       [_]

4. Proposal to approve the selection of
   Price Waterhouse as the independent
   accountants for the Company and its       For    Against    Abstain
   subsidiaries for the fiscal year ending   [_]       [_]       [_]
   May 31, 1998:

5. In the discretion of the proxies, the
   transaction of such other business
   which may properly come before the
   meeting, all as described in the Notice   For    Against    Abstain
   of 1997 Annual Meeting.                   [_]       [_]       [_]


                                   THE SHARES REPRESENTED BY THIS PROXY WILL BE
                                   VOTED AS DIRECTED ON ITEMS 1 THROUGH 4, BUT
                                   WHERE NO DIRECTION IS INDICATED WILL BE VOTED FOR ITEMS 1 THROUGH 4.

                                                Dated: __________________ , 1997

                                   Signature(s)_________________________________

                                   _____________________________________________

                                   Important: Please sign exactly as name
                                   appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, adminis-trator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized offi-cer. If a partnership, please sign in partnership name by an authorized person.